Exhibit 10.2

FISERV, INC.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

As Amended and Restated Effective January 1, 2018

1. Purpose. The purpose of the Fiserv, Inc. Non-Employee Director Deferred Compensation Plan is to permit eligible directors of the Company to defer compensation and to enhance the long-term mutuality of interest between the directors and shareholders of the Company by requiring such deferrals to be invested in units valued in relation to the Common Stock of the Company.

2. Definitions.

“Account” means a book entry account established and maintained by the Company on behalf of a Participant to record the Deferred Compensation allocated on behalf of the Participant under the Plan and any additions thereto or subtractions therefrom credited or charged in accordance with Section 4 hereof. The Company shall maintain sub-accounts within each Account to separately record the Deferred Compensation allocated prior to the Amendment Effective Date, and the Deferred Compensation allocated with respect to each calendar year after the Amendment Effective Date.

“Amendment Effective Date” means January 1, 2018.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

“Common Stock” means the common stock of the Company, par value $0.01 per share, any common stock into which such common stock may be changed and any common stock resulting from the reclassification of such common stock.

“Company” means Fiserv, Inc., a Wisconsin corporation, or any successor thereto.

“Deferred Compensation” means, with respect to a Participant, the aggregate amount of Fees deferred by such Participant in accordance with Section 4(a) hereof.

“Eligible Director” means a director of the Company who is not an employee of the Company or any of its subsidiaries.

“Fair Market Value” means, per Share on a particular date: (i) the closing price on such date on the Nasdaq Global Select Market, as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the Nasdaq Global Select Market, but are traded on another national securities exchange or in an over-the-counter market, the closing price (or, if there is no closing price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Board.

“Fees” means the amounts payable to an Eligible Director for his or her services as a director of the Company, whether payable in cash, Shares or equity awards relating to Shares, including the annual retainer amount and fees for service on or as a chairperson of any committee of the Board; provided that Fees shall not include an award of stock options.

“Participant” means an Eligible Director who has elected to defer receipt of any portion of the Fees otherwise payable to such Eligible Director in accordance with Section 4(a) of the Plan. An individual shall cease to be a Participant upon the payment on behalf of such individual of all amounts then standing to the credit of such individual’s Account under the Plan.

“Plan” means the Fiserv, Inc. Non-Employee Director Deferred Compensation Plan, as the same may be amended from time to time.

“Separation from Service” means the date on which an Eligible Director ceases to provide services as a director of the Company and, if applicable, has completely terminated any other services that he or she provides for the Company or any of its affiliates (as determined within the meaning of Code Section 414(b) or (c), except that the phrase “at least 50%” shall be used in place of “at least 80%” each place it appears therein, or the regulations thereunder).

“Share” means a share of Common Stock.

3. Administration.

(a) The Plan shall be administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board consisting of two or more members, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended.

(b) The Board shall have full authority to interpret the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan; and to make all other determinations and to take such steps in connection with the Plan and the Accounts as the Board, in its discretion, deems necessary or desirable for administering the Plan.

(c) The Board may designate the Secretary of the Company, other employees of the Company, or competent professional advisors to assist the Board in the administration of the Plan and may grant authority to such person or persons to execute agreements or other documents on its behalf.

(d) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof or any person designated pursuant to subsection (c) above shall be liable for any action or determination made in good faith with respect to the Plan, any Account or any grant hereunder. To the maximum extent permitted by applicable law and the Articles of Incorporation and By-Laws of the Company, each member or former member of the Board or any committee thereof or any person designated pursuant to subsection (c) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid with the approval of the Company in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification such person may have as a director, officer or employee of the Company or under the Articles of Incorporation or the By-Laws of the Company. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

4. Deferral Program.

(a) Election.

(i) Participation. Prior to December 15 of any calendar year, an Eligible Director may elect to defer all or any portion, in 25% increments, of the Fees payable for services to be rendered in the calendar year following the calendar year in which such election is made. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day following the commencement of his or her term as an Eligible Director, to defer payment of all or a portion, in 25% increments, of the Fees payable for services to be rendered for the portion of the calendar year following such election. With respect to deferral elections that are applicable on and after the Amendment Effective Date, at the time of making such a deferral election, an Eligible Director may elect to have the sub-account established for such deferrals to be paid in a lump sum or annual installments (for two (2) to fifteen (15) years, as elected by the Eligible Director). In the absence of an election, the relevant sub-account shall be paid in a lump sum.

(ii) Form and Duration of Election. An election shall be made by providing written notice in the form and manner prescribed by the Company. Such election shall continue in effect (including with respect to the Fees payable for and/or in, respectively, subsequent calendar years) unless and until the Participant revokes or modifies such election by written notice filed in the form and manner prescribed by the Company. Any such revocation or modification of an election shall become effective as of the end of the calendar year in which such notice is given and only with respect to the Fees payable for services as a director in the following calendar year. Amounts credited to the Participant’s Account prior to the effective date of any such revocation or modification of an election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan.

(iii) Renewal. An Eligible Director who has revoked an election to participate in the Plan may file a new election in accordance with Section 4(a)(i) above to defer the Fees (and select the form of payment of such deferred Fees) payable for services to be rendered in the calendar year following the calendar year in which such new election is filed.

(b) Participants’ Accounts.

(i) Establishment of Accounts. The Company shall maintain an Account on behalf of each Participant and shall make additions to and subtractions from such Account as provided herein.

(ii) Investment in Share Units. Share Units are the only deemed investment available for amounts deferred under the Plan. All Deferred Compensation allocated to a Participant’s Account shall be deemed to be invested in notional Shares (the “Units”). The number of Units credited to a Participant’s Account shall be determined as of (or as soon as practicable following) the date the deferred Fees would have otherwise been paid to the Participant but for the deferral election, and shall be determined as follows:

(A)	If Shares are deferred, then the number of Units shall equal the number of whole Shares deferred, with any fractional shares rounded up to the next whole Unit.

(B)	If cash is deferred, then the number of Units shall equal the quotient obtained by dividing (1) the dollar amount of such Deferred Compensation by (2) the Fair Market Value of a Share on the date the Deferred Compensation then being allocated to the Account would otherwise have been paid to the Participant, and then round up to the next whole Unit.

(C)	Whenever a dividend (other than a dividend payable in the form of Common Stock) is declared with respect to the Common Stock, the number of Units credited to a Participant’s Account shall be increased by that number of Units which is equal to the quotient obtained by dividing (1) an amount equal to the product of (A) the number of Units credited to the Participant’s Account on the related dividend record date multiplied by (B) the amount of any cash dividend declared by the Company with respect to a Share (or, in the case of any dividend distributable in property other than Common Stock, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (2) the Fair Market Value of a Share on the related dividend payment date.

(D)	In the case of any dividend declared on the Common Stock which is payable in Common Stock, a Participant’s Account shall be increased by that number of Units which is equal to the product of (1) the number of Units credited to the Participant’s Account on the related dividend record date multiplied by (2) the number of Shares (including any fraction thereof) declared as a dividend with respect to a Share.

(c) Distributions from Accounts.

(i) Post-2017 Sub-Accounts. With respect to each sub-account established after the Amendment Effective Date, such account shall be paid in (A) a lump sum or (B) annual installment payments over two (2) to fifteen (15) years, as elected by the Participant (or in a lump sum if no distribution election was made). A lump sum payment shall be made within thirty-one (31) days following the Participant’s Separation from Service. If a sub-account is payable in the form of annual installments, then the first annual payment shall be made within thirty-one (31) days following the Participant’s Separation from Service, and all subsequent annual installments shall be made in January of each following year. The amount of each annual payment shall be determined by dividing (I) the balance in the Participant’s sub-account, by (II) the number of payments that remain to be made to the Participant based upon the payout period selected.

(ii) Pre-2018 Sub-Account. The sub-account established for deferrals allocated before the Amendment Effective Date shall be distributed in a lump sum within thirty-one (31) days following the Participant’s Separation from Service.

(iii) Changes to Distributions. Notwithstanding the foregoing, a Participant whose sub-account is distributable in a lump sum may elect to have such sub-account instead distributed in annual installments (from two (2) to fifteen (15), as elected by the Participant) by providing written notice to the Company, subject to such restrictions and requirements as the Board may provide. Such notice must be delivered no less than twelve (12) months prior to the date of the Participant’s Separation from Service. Any notice of change that does not comply with these terms shall be of no force and effect. If such an election is made, the first installment shall be paid within thirty-one (31) days following the fifth (5th) anniversary of the Participant’s Separation from Service, and all subsequent annual installments shall be made in January of each following year, in a manner consistent with the provisions of Section 4(c)(i).

(iv) Distribution on Death. If a Participant dies before the Units credited to the Participant’s Account have been distributed in the manner described in Section 4(c)(i), (ii) or (iii), a lump sum distribution shall be made to the Participant’s designated beneficiaries or estate as soon as practicable after the Eligible Director’s death, but in no event later than the end of the calendar year after the year of the Eligible Director’s death. A Participant may designate a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the Participant’s death pursuant to this Section 4. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any beneficiary. Any such designation, change or cancellation must be made by written notice filed in the form and manner prescribed by the Company prior to the date of the Participant’s death. If a Participant designates more than one beneficiary, any distributions to such beneficiaries pursuant to this Section 4 shall be made pro rata unless the Participant has designated otherwise, in which case the payments shall be made in the manner designated by the Participant. If no beneficiary has been named by a Participant, or if all beneficiaries designated by the Participant have predeceased the Participant, then payment shall be made to the Participant’s estate.

(v) Distributions Payable in Shares. All distributions shall be payable in Shares equal to the number of Units credited to the Participant’s Account. Any fractional Unit shall be paid in cash.

5. Shares. Units credited to the Accounts shall be considered awards granted under Section 13 of the Fiserv, Inc. Amended and Restated 2007 Omnibus Plan (the “2007 Plan”) and shall be counted against the share reserve of the 2007 Plan in accordance with Section 6 of that plan. The Units credited to Accounts shall be subject to adjustment in accordance the adjustment provisions of the 2007 Plan. In all other respects, the Units credited to the Accounts and the Shares issued upon distribution thereof shall be subject to the terms and conditions of the 2007 Plan, which are incorporated herein by reference.

6. Amendment and Termination. The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof; provided, that, unless otherwise required by law, the rights of a Participant with respect to amounts, if any, standing to the credit of such Participant’s Account prior to such termination, alteration or amendment may not be impaired without the consent of such Participant. In addition, a Participant’s deferral election in effect for the calendar year in which the termination of the Plan occurs shall not be cancelled for such year, and no distributions shall be made upon termination of the Plan, unless permitted by and in accordance with Code Section 409A.

7. Miscellaneous.

(a) Unfunded Plan. The Company shall not be obligated to fund its liabilities under the Plan, the separate memorandum Account established for each Participant shall not constitute trusts, and no person shall have any claim against the Company or its assets in connection with the Plan other than as an unsecured general creditor.

(b) No Stock Ownership. The crediting of Units to the Accounts pursuant to Section 4(b) hereof shall not be deemed to create any interest in any class of equity securities of the Company and no Participant (or beneficiary) shall have any rights of a shareholder with respect to Units credited hereunder unless and until certificates representing the Shares subject to such Units are issued to such Participant (or his or her designated beneficiaries).

(c) Nonalienation. The right of a Participant to receive a distribution of the value of such Participant’s Account payable pursuant to the Plan shall not be subject to assignment or alienation and shall not be transferable by the Participant other than pursuant to a beneficiary designation filed under the Plan or by will or under the applicable laws of descent and distribution.

(d) Status as a Director. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company’s shareholders.